Exhibit 10.2

MASTER LOAN AND SECURITY AGREEMENT

                           THIS AGREEMENT dated as of July 28, 1999, is made by Eligix, Inc. (the "Borrower"), a Delaware corporation having its principal place of business and chief executive office at 200 Boston Avenue, Medford, Massachusetts, 02139 in favor of Transamerica Business Credit Corporation, a Delaware corporation (the "Lender"), having its principal office at Riverway II, West Office Tower, 9399 West Higgins Road, Rosemont, Illinois 60018.

             WHEREAS, the Borrower has requested that the Lender make Loans to it from time to time; and

             WHEREAS, the Lender has agreed to make such Loans on the terms and conditions of this Agreement.

             NOW, THEREFORE, in consideration of the premises and to induce the Lender to extend credit, the Borrower hereby agrees with the Lender as follows:

             SECTION  1.   DEFINITIONS.

             As used herein, the following terms shall have the following meanings, and shall be equally applicable to both the singular and plural forms of the terms defined:

Agreement shall mean this Master Loan and Security Agreement together with all schedules and exhibits hereto, as amended, supplemented, or otherwise modified from time to time.

Applicable Law shall mean the laws of the State of Illinois (or any other jurisdiction whose laws are mandatorily applicable notwithstanding the parties' choice of Illinois law) or the laws of the United States of America, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

Business Day shall mean any day other than a Saturday, Sunday, or public holiday or the equivalent for banks in New York City.

Code shall have the meaning specified in Section 8(d).

Collateral shall have the meaning specified in Section 2.

Effective Date shall mean the date on which all of the conditions specified in Section 3.3 shall have been satisfied.

Equipment shall have the meaning specified in Section 2.

Event of Default shall mean any event specified in Section 7.

Financial Statements shall have the meaning specified in Section 6.1.

GAAP shall mean generally accepted accounting principles in the United States of America, as in effect from time to time.

Loans shall mean the loans and financial accommodations made by the Lender to the Borrower in accordance with the terms of this Agreement and the Notes.

Loan Documents shall mean, collectively, this Agreement, the Notes, and all other present and future documents, agreements, certificates, instruments, and opinions delivered by the Borrower under, in connection with or relating to this Agreement, or any other present or future instrument or agreement between Lender and Borrower, as each of the same may be amended, modified, extended, restated or supplemented from time to time.

Material Adverse Change shall mean, with respect to any Person, a material adverse change in the business, prospects, operations, results of operations, assets, liabilities, or condition (financial or otherwise) of such Person taken as a whole.

Material Adverse Effect shall mean, with respect to any Person, a material adverse effect on the business, prospects, operations, results of operations, assets, liabilities, or condition (financial or otherwise) of such Person taken as a whole.

Note shall mean each Promissory Note made by the Borrower in favor of the Lender, as amended, supplemented, or otherwise modified from time to time.

Obligations shall mean and include all loans (including the Loans), advances, debts, liabilities, obligations, covenants and duties owing by Borrower to Lender of any kind or nature, present or future, whether or not evidenced by the Note or any note, guaranty or other instrument, whether or not arising under or in connection with, this Agreement, any other Loan Document or any other present or future instrument or agreement, whether or not for the payment of money, whether arising by reason of an extension of credit, opening, guaranteeing or confirming of a letter of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment, purchase, discount or otherwise), whether absolute or contingent, due or to become due, now due or hereafter arising and however acquired (including without limitation all loans previously made by Lender to Borrower).  The term includes, without limitation, all interest (including interest accruing on or after an bankruptcy, whether or not an allowed claim), charges, expenses, commitment, facility, closing and collateral management fees, letter of credit fees, reasonable attorneys' fees, taxes and any other sum properly chargeable to Borrower under this Agreement, the other Loan Documents or any other present or future agreement between Lender and Borrower.

Permitted Liens shall mean such of the following as to which no enforcement, collection, execution, levy, or foreclosure proceeding shall have been commenced:  (a) liens for taxes, assessments, and other governmental charges or levies or the claims or demands of landlords, carriers, warehousemen, mechanics, laborers, materialmen, and other like Persons arising by operation of law in the ordinary course of business for sums which are not yet due and payable, or liens which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are maintained to the extent required by GAAP; (b) deposits or pledges to secure the payment of worker's compensation, unemployment insurance, or other social security benefits or obligations, public or statutory obligations, surety or appeal bonds, bid or performance bonds, or other obligations of a like nature incurred in the ordinary course of business; (c) licenses, leases, in the ordinary course of business, restrictions, or covenants for or on the use of the Equipment which do not materially impair either the use of the Equipment in the operation of the business of the Borrower or the value of the Equipment; (d) attachment or judgment liens that do not constitute an Event of Default; (e) liens in favor of customs and revenue authorities; and (f) easements and similar encumbency affecting real property.

Person shall mean any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party, or government (including any division, agency, or department thereof), and the successors, heirs, and assigns of each.

Schedule shall mean each Schedule in the form of Schedule A hereto delivered by the Borrower to the Lender from time to time.

Solvent means, with respect to any Person, that as of the date as to which such Person's solvency is measured:

             (a)         the fair saleable value of its assets is in excess of the total amount of its liabilities (including contingent liabilities as valued in accordance with GAAP) as they become absolute and matured;

             (b)        it has sufficient capital to conduct its business; and

             (c)         it is able generally to meet its debts as they mature.

Taxes shall have the meaning specified in Section 5.5.

             SECTION  2.   CREATION OF SECURITY INTEREST; COLLATERAL. Subject to Permitted Liens, the Borrower hereby assigns and grants to the Lender a continuing general, first priority lien on, and security interest in, all the Borrower's right, title, and interest in and to the collateral described in the next sentence (the "Collateral") to secure the payment and performance of all the Obligations.  The Collateral consists of all equipment set forth on all the Schedules delivered from time to time under the terms of this Agreement (the "Equipment"), together with all present and future additions, parts, accessories, attachments, substitutions, repairs, improvements, and replacements thereof or thereto, and any and all proceeds thereof, including, without limitation, proceeds of insurance and all manuals, blueprints, know-how, warranties, and records in connection therewith, all rights against suppliers, warrantors, manufacturers, sellers, or others in connection therewith, and together with all substitutes for any of the foregoing.

             SECTION  3.   THE CREDIT FACILITY.

                           SECTION  3.1.             Borrowings. Subject to the provisions herein, Lender hereby agrees to make Loans to the Borrower, provided that,each Loan shall be in an amount not less than $35,000, and in no event shall the sum of the aggregate Loans made exceed the amount of the Lender's written commitment to the Borrower in effect from time to time.  Notwithstanding anything herein to the contrary, the Lender shall be obligated to make the initial Loan and each other Loan only after the Lender determines via reasonable business judgment that the applicable conditions for borrowing contained in Sections 3.3 and 3.4 are satisfied.  The timing and financial scope of Lender's obligation to make Loans hereunder are limited as set forth in a commitment letter executed by Lender and Borrower, dated as of May 5, 1999 and attached hereto as Exhibit A (the "Commitment Letter"). If there is a conflict between the terms of the Commitment Letter and the terms herein, the terms herein shall govern and control.

                           SECTION  3.2.             Application of Proceeds.  The Borrower shall not directly or indirectly use any proceeds of the Loans, or cause, assist, suffer, or permit the use of any proceeds of the Loans, for any purpose other than for the purpose set forth in the Commitment Letter.

                           SECTION  3.3.             Conditions to Initial Loan.

             (a)         The obligation of the Lender to make the initial Loan is subject to the Lender's receipt of the following, each dated the date of the initial Loan or as of an earlier date acceptable to the Lender, in form and substance reasonably satisfactory to the Lender and its counsel:

                           (i)          completed requests for information (Form UCC-11) listing all effective Uniform Commercial Code financing statements naming the Borrower as debtor and all tax lien, judgment, and litigation searches for the Borrower as the Lender shall deem reasonably necessary;

                           (ii)         Uniform Commercial Code financing statements (Form UCC-1) duly executed by the Borrower (naming the Lender as secured party and the Borrower as debtor and in form acceptable for filing in all jurisdictions that the Lender deems necessary to perfect the security interests granted to it hereunder) and, if applicable, termination statements or other releases duly filed in all jurisdictions that the Lender deems necessary to perfect and protect the priority of the security interests granted to it hereunder in the Equipment related to such initial Loan;

                           (iii)        a Note duly executed by the Borrower evidencing the amount of such Loan;

                           (iv)       certificates of insurance required under Section 5.4 of this Agreement together with loss payee endorsements for all such policies naming the Lender as lender loss payee and as an additional insured;

                           (v)        a certificate of the Secretary or an Assistant Secretary of the Borrower (“Secretary’s Certificate”) certifying  (A) that attached to the Secretary’s Certificate is a true, complete, and accurate copy of the resolutions of the Board of Directors of the Borrower authorizing the execution, delivery, and performance of this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby,  and that such resolutions have not been amended or modified since the date of such certification and are in full force and effect; (B) the incumbency, names, and true signatures of the officers of the Borrower authorized to sign the Loan Documents to which it is a party; (C) that attached to the Secretary's Certificate is a true and correct copy of the Articles or Certificate of Incorporation of the Company, as amended, which Articles or Certificate of Incorporation have not been further modified, repealed or rescinded and are in full force and effect; (D) that attached to the Secretary's Certificate of the Borrower is a true and correct copy of the Bylaws, as amended, which Bylaws of the Company have not been further modified, repealed or rescinded and are in full force and effect; and (E) that attached to the Secretary's Certificate  is a valid Certificate of Good Standing issued by the Secretary of the State of the Borrower’s state of incorporation; and

                           (vi)       such other agreements and instruments as the Lender deems necessary in its reasonable discretion in connection with the transactions contemplated hereby.

             (b)        There shall be no pending or, to the knowledge of the Borrower after due inquiry, threatened litigation, proceeding, inquiry, or other action (i) seeking an injunction or other restraining order, damages, or other relief with respect to the transactions contemplated by this Agreement or the other Loan Documents or thereby or (ii) which affects or  is reasonably likely to affect the business, prospects, operations, assets, liabilities, or condition (financial or otherwise) of the Borrower, except, in the case of clause (ii), where such litigation, proceeding, inquiry, or other action could reasonably not be expected to have a Material Adverse Effect in the reasonable judgment of the Lender.

             (c)         The Borrower shall have paid all fees and expenses required to be paid by it to the Lender as of such date.

             (d)        The security interests in the Equipment related to the initial Loan granted in favor of the Lender under this Agreement shall have been duly perfected and shall constitute first priority liens subject to Permitted Liens.

                           SECTION  3.4.             Conditions Precedent to Each Loan.  The obligation of the Lender to make each Loan is subject to the satisfaction of the following conditions precedent:

             (a)         the Lender shall have received the documents, agreements, and instruments set forth in Section 3.3(a)(i) through (v) applicable to such Loan, each in form and substance satisfactory to the Lender and its counsel and each dated the date of such Loan or as of an earlier date acceptable to the Lender;

             (b)        the Lender shall have received a Schedule of the Equipment related to such Loan, in form and substance satisfactory to the Lender and its counsel, and the security interests in such Equipment related to such Loan granted in favor of the Lender under this Agreement shall have been duly perfected and shall constitute first priority liens subject to Permitted Liens;

             (c)         all representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct on and as of the date of such Loan as if then made, other than representations and warranties that expressly relate solely to an earlier date, in which case they shall have been true and correct as of such earlier date;

             (d)        no Event of Default or event which with the giving of notice or the passage of time, or both, would constitute an Event of Default shall have occurred and be continuing or would result from the making of the requested Loan as of the date of such request; and

             (e)         the Borrower shall be deemed to have hereby reaffirmed and ratified all security interests, liens, and other encumbrances heretofore granted by the Borrower to the Lender.

             SECTION  4.   THE BORROWER'S REPRESENTATIONS AND WARRANTIES.

                           SECTION  4.1.             Good Standing; Qualified to do Business.  The Borrower (a) is duly organized, validly existing, and in good standing under the laws of the State of its organization, (b) has the power and authority to own its properties and assets and to transact the businesses in which it is presently, or proposes to be, engaged, and (c) is duly qualified and authorized to do business and is in good standing in every jurisdiction in which the failure to be so qualified  is reasonably likely to have a Material Adverse Effect on (i) the Borrower, (ii) the Borrower's ability to perform its obligations under the Loan Documents, or (iii) the rights of the Lender hereunder.

                           SECTION  4.2.             Due Execution, etc.  The execution, delivery, and performance by the Borrower of each of the Loan Documents to which it is a party are within the powers of the Borrower, do not contravene the organizational documents, if any, of the Borrower, and do not (a) violate any law or regulation, or any order or decree of any court or governmental authority, (b) conflict with or result in a breach of, or constitute a default under, any material indenture, mortgage, or deed of trust or any material lease, agreement, or other instrument binding on the Borrower or any of its properties, or (c) require the consent, authorization by, or approval of or notice to or filing or registration with any governmental authority or other Person.  This Agreement is, and each of the other Loan Documents to which the Borrower is or will be a party, when delivered hereunder or thereunder, will be, the legal, valid, and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by general principles of equity.

                           SECTION  4.3.             Solvency; No Liens.  The Borrower is Solvent and will be Solvent upon the completion of all transactions contemplated to occur hereunder (including, without limitation, the Loan to be made on the Effective Date); the security interests granted herein constitute and shall at all times constitute the first and only liens on the Collateral other than Permitted Liens; and the Borrower is, or will be at the time additional Collateral is acquired by it, the absolute owner of the Collateral with full right to pledge, sell, consign, transfer, and create a security interest therein, free and clear of any and all claims or liens in favor of any other Person other than Permitted Liens.

                           SECTION  4.4.             No Judgments, Litigation.  No judgments are outstanding against the Borrower nor is there now pending or, to the best of the Borrower's knowledge after diligent inquiry, threatened any litigation, contested claim, or governmental proceeding by or against the Borrower except judgments and pending or threatened litigation, contested claims, and governmental proceedings which would not, in the aggregate, have a Material Adverse Effect on the Borrower.

                           SECTION  4.5.             No Defaults.  The Borrower is not in default or has not received a notice of default under any material contract, lease, or commitment to which it is a party or by which it is bound.  The Borrower knows of no dispute regarding any contract, lease, or commitment which  is reasonably likely to  have a Material Adverse Effect on the Borrower.

                           SECTION  4.6.             Collateral Locations.  On the date hereof, each item of the Collateral is located at the place of business specified in the applicable Schedule.

                           SECTION  4.7.             No Events of Default.  No Event of Default has occurred and is continuing.

                           SECTION  4.8.             No Limitation on Lender's Rights.  Except as permitted herein, none of the Collateral is subject to contractual obligations that may restrict or inhibit the Lender's rights or abilities to sell or dispose of the Collateral or any part thereof after the occurrence of an Event of Default.

                           SECTION  4.9.             Perfection and Priority of Security Interest.  Subject to Permitted Liens, this Agreement creates a valid and, upon completion of all required filings of financing statements, perfected first priority and exclusive security interest in the Collateral, securing the payment of all the Obligations to the extent such security interest can be perfected by the filing of financing statements.

                           SECTION  4.10.           Model and Serial Numbers.  The Schedules set forth the true and correct model number and serial number of each item of Equipment that constitutes Collateral.

                           SECTION  4.11.           Accuracy and Completeness of Information.  All data, reports, and information heretofore, contemporaneously, or hereafter furnished by or on behalf of the Borrower in writing to the Lender or for purposes of or in connection with this Agreement or any other Loan Document, or any transaction contemplated hereby or thereby, are or will be true and accurate in all material respects on the date as of which such data, reports, and information are dated or certified and not incomplete by omitting to state any material fact necessary to make such data, reports, and information not misleading at such time.  There are no facts now known to the Borrower which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect and which have not been specified herein, in the Financial Statements, or in any certificate, opinion, or other written statement previously furnished by the Borrower to the Lender.

                           SECTION  4.12.           Price of Equipment.  The cost of each item of Equipment does not exceed the fair and usual price for such type of equipment purchased in like quantity and reflects all discounts, rebates and allowances for the Equipment (including, without limitation, discounts for advertising, prompt payment, testing, or other services) given to the Borrower by the manufacturer, supplier, or any other person.

             SECTION   5.  COVENANTS OF THE BORROWER.

                           SECTION  5.1.             Existence, etc.  The Borrower shall:  (a) retain its existence and its current yearly accounting cycle, (b) maintain in full force and effect all licenses, bonds, franchises, leases, trademarks, patents, contracts, and other rights necessary or desirable to the profitable conduct of its business unless the failure to do so could not reasonably be expected to have a Material Adverse Effect on the Borrower, (c) continue in, and limit its operations to, the same general lines of business as those presently conducted by it, and (d) comply with all applicable laws and regulations of any federal, state, or local governmental authority, except for such laws and regulations the violations of which would not, in the aggregate, have a Material Adverse Effect on the Borrower.

                           SECTION  5.2.             Notice to the Lender.  As soon as possible, and in any event within five Business Days after the Borrower learns of the following, the Borrower will give written notice to the Lender of (a) any proceeding instituted or threatened to be instituted by or against the Borrower in any federal, state, local, or foreign court or before any commission or other regulatory body (federal, state, local, or foreign) involving a sum, together with the sum involved in all other similar proceedings, in excess of $100,000 in the aggregate, (b) any contract that is terminated or amended and which has had or could reasonably be expected to have a Material Adverse Effect on the Borrower, (c) the occurrence of any Material Adverse Change with respect to the Borrower, and (d) the occurrence of any Event of Default or event or condition which, with notice or lapse of time or both, would constitute an Event of Default, together with a statement of the action which the Borrower has taken or proposes to take with respect thereto.

                           SECTION   5.3.            Maintenance of Books and Records.  The Borrower will maintain books and records pertaining to the Collateral in such detail, form, and scope as the Lender shall require in its commercially reasonable judgment.  The Borrower agrees that the Lender or its agents may enter upon the Borrower's premises at any time and from time to time during normal business hours after notice to the Borrower, and at any time upon the occurrence and continuance of an Event of Default, for the purpose of inspecting the Collateral and any and all records pertaining thereto.

                           SECTION  5.4.             Insurance.  The Borrower will maintain insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, and covering such risks as are at all times reasonably satisfactory to the Lender.  All such policies shall be made payable to the Lender, in case of loss, under a standard non-contributory "lender" or "secured party" clause and are to contain such other provisions as the Lender may reasonably require to protect the Lender's interests in the Collateral and to any payments to be made under such policies.  Certificates of insurance policies are to be delivered to the Lender, premium prepaid, with the loss payable endorsement in the Lender's favor, and shall provide for not less than thirty days' prior written notice to the Lender, of any alteration or cancellation of coverage.  If the Borrower fails to maintain such insurance, the Lender may arrange for (at the Borrower's expense and without any responsibility on the Lender's part for) obtaining the insurance.  Following the occurrence of an Event of Default, and while the same continues, unless the Lender shall otherwise agree with the Borrower in writing, the Lender shall have the sole right, in the name of the Lender or the Borrower, to file claims under any insurance policies, to receive and give acquittance for any payments that may be payable thereunder, and to execute any endorsements, receipts, releases, assignments, reassignments, or other documents that may be necessary to effect the collection, compromise, or settlement of any claims under any such insurance policies.

                           SECTION  5.5.             Taxes.  The Borrower will pay, when due, all taxes, assessments, claims, and other charges ("Taxes") lawfully levied or assessed against the Borrower or the Collateral other than taxes that are being diligently contested in good faith by the Borrower by appropriate proceedings promptly instituted and for which an adequate reserve is being maintained by the Borrower in accordance with GAAP.  If any Taxes remain unpaid after the date fixed for the payment thereof, or if any lien shall be claimed therefor, then, without notice to the Borrower, but on the Borrower's behalf, the Lender may pay such Taxes, and the amount thereof shall be included in the Obligations.

                           SECTION  5.6.             Borrower to Defend Collateral Against Claims; Fees on Collateral.  The Borrower will defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein.  The Borrower will not permit any notice creating or otherwise relating to liens on the Collateral or any portion thereof to exist or be on file in any public office other than Permitted Liens.  The Borrower shall promptly pay, when payable, all transportation, storage, and warehousing charges and license fees, registration fees, assessments, charges, permit fees, and taxes (municipal, state, and federal) which may now or hereafter be imposed upon the ownership, leasing, renting, possession, sale, or use of the Collateral, other than taxes on or measured by the Lender's income and fees, assessments, charges, and taxes which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are maintained to the extent required by GAAP.

                           SECTION   5.7.            No Change of Location, Structure, or Identity.  The Borrower will not (a) change the location of its chief executive office or establish any place of business other than those specified herein or (b) move or permit the movement of any item of Collateral from the location specified in the applicable Schedule, except that the Borrower may change its chief executive office and keep Collateral at other locations within the United States provided that the Borrower has delivered to the Lender (i) prior written notice thereof and (ii) duly executed financing statements and other agreements and instruments (all in form and substance satisfactory to the Lender) necessary to perfect and maintain in favor of the Lender a first priority security interest in the Collateral subject to Permitted Liens.  Notwithstanding anything to the contrary in the immediately preceding sentence, the Borrower may keep any Collateral consisting of motor vehicles or rolling stock at any location in the United States provided that the Lender's security interest in any such Collateral is conspicuously marked on the certificate of title thereof and the Borrower has complied with the provisions of Section 5.9.

                           SECTION  5.8.             Use of Collateral; Licenses; Repair.  The Collateral shall be operated by competent, qualified personnel in connection with the Borrower's business purposes, for the purpose for which the Collateral was designed and in accordance with applicable operating instructions, laws, and government regulations, and the Borrower shall use every commercially reasonable precaution to prevent loss or damage to the Collateral from fire and other hazards.  The Collateral shall not be used or operated for personal, family, or household purposes.  The Borrower shall procure and maintain in effect all orders, licenses, certificates, permits, approvals, and consents required by federal, state, or local laws or by any governmental body, agency, or authority in connection with the delivery, installation, use, and operation of the Collateral.  The Borrower shall keep all of the Equipment in a satisfactory state of repair and satisfactory operating condition in accordance with industry standards, and will make all repairs and replacements when and where necessary and practical.  The Borrower will not waste or destroy the Equipment or any part thereof, and will not be negligent in the care or use thereof.  Other than tenant improvements, the Equipment shall not be annexed or affixed to or become part of any realty without the Lender's prior written consent.

                           SECTION  5.9.             Further Assurances.  The Borrower will, promptly upon request by the Lender, execute and deliver or use its best efforts to obtain any document required by the Lender other than landlord disclaimer (including, without limitation, warehouseman or processor disclaimers, mortgagee waivers, or subordination agreements with respect to the Obligations and the Collateral), give any notices, execute and file any financing statements, mortgages, or other documents (all in form and substance satisfactory to the Lender), mark any chattel paper, deliver any chattel paper or instruments to the Lender, and take any other actions that are necessary to perfect or continue the perfection and the first priority subject to Permitted Liens of the Lender's security interest in the Collateral, to protect the Collateral against the rights, claims, or interests other than Permitted Liens of any Persons, or to effect the purposes of this Agreement.  The Borrower hereby authorizes the Lender to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of the Borrower where permitted by law.  A carbon, photographic, or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.  To the extent required under this Agreement, the Borrower will pay all costs reasonably incurred in connection with any of the foregoing.

                           SECTION  5.10.           No Disposition of Collateral.  The Borrower will not in any way hypothecate or create or permit to exist any lien, security interest, charge, or encumbrance on or other interest in any of the Collateral, except for the lien and security interest granted hereby and Permitted Liens  , and the Borrower will not sell, transfer, assign, pledge, collaterally assign, exchange, or otherwise dispose of any of the Collateral.  In the event the Collateral, or any part thereof, is sold, transferred, assigned, exchanged, or otherwise disposed of in violation of these provisions, the security interest of the Lender shall continue in such Collateral or part thereof notwithstanding such sale, transfer, assignment, exchange, or other disposition, and the Borrower will hold the proceeds thereof in a separate account for the benefit of the Lender.  Following such a sale, the Borrower will transfer such proceeds to the Lender in kind.

                           SECTION  5.11.           No Limitation on Lender's Rights.  The Borrower will not enter into any contractual obligations which may restrict or inhibit the Lender's rights or ability to sell or otherwise dispose of the Collateral or any part thereof.

                           SECTION  5.12.           Protection of Collateral.  Upon notice to the Borrower (provided that if an Event of Default has occurred and is continuing the Lender need not give any notice), the Lender shall have the right at any time to make any payments and do any other acts the Lender may reasonably deem necessary to protect its security interests in the Collateral, including, without limitation, the rights to satisfy, purchase, contest, or compromise any encumbrance, charge, or lien which, in the reasonable judgment of the Lender, appears to be prior to or superior to the security interests granted hereunder other than Permitted Liens, and appear in, and defend any action or proceeding purporting to affect its security interests in, or the value of, any of the Collateral.  The Borrower hereby agrees to reimburse the Lender for all payments made and expenses incurred under this Agreement including reasonable fees, expenses, and disbursements of attorneys and paralegals (including the allocated costs of in-house counsel) acting for the Lender, including any of the foregoing payments under, or acts taken to protect its security interests in, any of the Collateral, which amounts shall be secured under this Agreement, and agrees it shall be bound by any payment made or act taken by the Lender hereunder absent the Lender's gross negligence or willful misconduct.  The Lender shall have no obligation to make any of the foregoing payments or perform any of the foregoing acts.

                           SECTION  5.13.           Delivery of Items.  The Borrower will (a) promptly (but in no event later than three Business Days) after its receipt thereof, deliver to the Lender any documents or certificates of title issued with respect to any property included in the Collateral, and any promissory notes, letters of credit or instruments related to or otherwise in connection with any property included in the Collateral, which in any such case come into the possession of the Borrower, or shall cause the issuer thereof to deliver any of the same directly to the Lender, in each case with any necessary endorsements in favor of the Lender and (b) deliver to the Lender as soon as available copies of any and all press releases and other similar communications issued by the Borrower.

                           SECTION  5.14.           Solvency.  The Borrower shall be and remain Solvent at all times.

                           SECTION  5.15.           Fundamental Changes.  The Borrower shall not (a) amend or modify its name, unless the Borrower delivers to the Lender thirty days prior to any such proposed amendment or modification written notice of such amendment or modification and within ten days before such amendment or modification delivers executed Uniform Commercial Code financing statements (in form and substance satisfactory to the Lender) or (b) merge or consolidate with any other entity, which would result in a material adverse change or  make any  material adverse change in its capital structure , in each case without the Lender's prior written consent which shall not be unreasonably withheld.

                           SECTION  5.16            Negative Covenants.    The Borrower will not in any way hypothecate or create or permit to exist any lien, security interest, charge, or encumbrance on or other interest in any of its intellectual property in connection with any indebtedness of the Borrower, except Permitted Liens.  Notwithstanding the foregoing, Borrower shall not be prohibited from (i) pledging or otherwise committing its intellectual property in order to engage in a joint venture or in connection with a merger or acquisition which has been consented to by the Lender or (ii) granting licenses to use its intellectual property to third parties in the ordinary course of business.

                           SECTION  5.17.           Additional Requirements.  The Borrower shall take all such further actions and execute all such further documents and instruments as the Lender may reasonably request.

             SECTION  6.   FINANCIAL STATEMENTS.  Until the payment and satisfaction in full of all Obligations, the Borrower shall deliver to the Lender the following financial information:

                           SECTION  6.1.             Annual Financial Statements.  As soon as available, but not later than 120 days after the end of each fiscal year of the Borrower and its consolidated subsidiaries, the consolidated balance sheet, income statement, and statements of cash flows and shareholders equity for the Borrower and its consolidated subsidiaries (the "Financial Statements") for such year, audited by independent certified public accountants without an adverse qualification; and

                           SECTION  6.2.             Quarterly Financial Statements.  As soon as available, but not later than 60 days after the end of each of the first three fiscal quarters in any fiscal year of the Borrower and its consolidated subsidiaries, the Financial Statements for such fiscal quarter, together with a certification duly executed by a responsible officer of the Borrower that such Financial Statements have been prepared in accordance with GAAP and are fairly stated in all material respects (subject to normal year-end audit adjustments).

             SECTION  7.   EVENTS OF DEFAULT.  The occurrence of any of the following events shall constitute an Event of Default hereunder:

                           (a)         the Borrower shall fail to pay within five days of when due any amount required to be paid by the Borrower under or in connection with any Note and this Agreement;

                           (b)        any representation or warranty made or deemed made by the Borrower under or in connection with any Loan Document or any Financial Statement shall prove to have been false or incorrect in any material respect when made;

                           (c)         the Borrower shall fail to perform or observe (i) any of the terms, covenants or agreements contained in Sections 5.4, 5.7, 5.10, 5.14, or 5.15 hereof or (ii) any other term, covenant, or agreement contained in any Loan Document (other than the other Events of Default specified in this Section 7) and such failure remains unremedied for the earlier of fifteen days from (A) the date on which the Lender has given the Borrower written notice of such failure and (B) the date on which the Borrower knew or should have known of such failure;

                           (d)        any material provision of any Loan Document to which the Borrower is a party shall for any reason cease to be valid and binding on the Borrower, or the Borrower shall so state;

                           (e)         dissolution, liquidation, winding up, or cessation of the Borrower's business, failure of the Borrower generally to pay its debts as they mature, admission in writing by the Borrower of its inability generally to pay its debts as they mature, or calling of a meeting of the Borrower's creditors for purposes of compromising any of the Borrower's debts;

                           (f)         the commencement by or against the Borrower of any bankruptcy, insolvency, arrangement, reorganization, receivership, or similar proceedings under any federal or state law and, in the case of any such involuntary proceeding, such proceeding remains undismissed or unstayed for sixty days following the commencement thereof, or any action by the Borrower is taken authorizing any such proceedings;

                           (g)        an assignment for the benefit of creditors is made by the Borrower, whether voluntary or involuntary, the appointment of a trustee, custodian, receiver, or similar official for the Borrower or for any substantial property of the Borrower, or any action by the Borrower authorizing any such proceeding;

                           (h)        the Borrower shall default in (i) the payment of principal or interest on any indebtedness in excess of $100,000 (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness was created; or (ii) the observance or performance of any other agreement or condition relating to any such indebtedness or contained in any instrument or agreement relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such indebtedness to cause, with the giving of notice if required, such indebtedness to become due prior to its stated maturity; or (iii) any loan or other agreement under which the Borrower has received financing from Transamerica Corporation or any of its affiliates;

                           (i)          the Borrower suffers or sustains a Material Adverse Change;

                           (j)          any tax lien, other than a Permitted Lien, is filed of record against the Borrower and is not bonded or discharged within ten Business Days;

                           (k)         any judgment which has had or could reasonably be expected to have a Material Adverse Effect on the Borrower and such judgment shall not be stayed, vacated, bonded, or discharged within sixty days;

                           (l)          any material covenant, agreement, or obligation, made by the Borrower and contained in or evidenced by any of the Loan Documents shall cease to be enforceable, or shall be determined to be unenforceable, in accordance with its terms; the Borrower shall deny or disaffirm the Obligations under any of the Loan Documents or any liens granted in connection therewith; or any liens granted on any of the Collateral in favor of the Lender shall be determined to be void, voidable, or invalid, or shall not be given the priority contemplated by this Agreement; or

                           (m)        there is a change, which change results from a single transaction or series of related transactions, but not from the sale of newly issued securities to investors, in more than 35% of the ownership of any equity interests of the Borrower on the date hereof or more than 49.5% of such interests become subject to any contractual, judicial, or statutory lien, charge, security interest, or encumbrance.

             SECTION  8.   REMEDIES.  If any Event of Default shall have occurred and be continuing:

                           (a)         The Lender may, without prejudice to any of its other rights under any Loan Document or Applicable Law, declare all Obligations to be immediately due and payable (except with respect to any Event of Default set forth in Section 7(f) hereof, in which case all Obligations shall automatically become immediately due and payable without necessity of any declaration) without presentment, representation, demand of payment, or protest, which are hereby expressly waived.

                           (b)        The Lender may take possession of the Collateral and, for that purpose may enter, with the aid and assistance of any person or persons, any premises where the Collateral or any part hereof is, or may be placed, and remove the same.

                           (c)         The obligation of the Lender, if any, to make additional Loans or financial accommodations of any kind to the Borrower shall immediately terminate.

                           (d)        The Lender may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein (or in any Loan Document) or otherwise available to it, all the rights and remedies of a secured party under the applicable Uniform Commercial Code (the "Code") whether or not the Code applies to the affected Collateral and also may (i) require the Borrower to, and the Borrower hereby agrees that it will at its expense and upon request of the Lender forthwith, assemble all or part of the  Collateral as directed by the Lender and make it available to the Lender at a place to be designated by the Lender that is reasonably convenient to both parties and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Lender's offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as the Lender may deem commercially reasonable.  The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                           (e)         All cash proceeds received by the Lender in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Lender, be held by the Lender as collateral for, or then or at any time thereafter applied in whole or in part by the Lender against, all or any part of the Obligations in such order as the Lender shall elect.  Any surplus of such cash or cash proceeds held by the Lender and remaining after the full and final payment of all the Obligations shall be paid over to the Borrower or to such other Person to which the Lender may be required under applicable law, or directed by a court of competent jurisdiction, to make payment of such surplus.

             SECTION  9.   MISCELLANEOUS PROVISIONS.

                           SECTION  9.1.             Notices.  Except as otherwise provided herein, all notices, approvals, consents, correspondence, or other communications required or desired to be given hereunder shall be given in writing and shall be delivered by overnight courier, hand delivery, or certified or registered mail, postage prepaid, if to the Lender, then to Transamerica Technology Finance Division, 76 Batterson Park Road, Farmington, Connecticut 06032, Attention:  Assistant Vice President, Lease Administration, with a copy to the Lender at Riverway II, West Office Tower, 9399 West Higgins Road, Rosemont, Illinois  60018, Attention:  Legal Department, and if to the Borrower, then to Eligix, Inc., 200 Boston Avenue, Medford, Massachusetts  02139, Attention: President and Chief Financial Officer or such other address as shall be designated by the Borrower or the Lender to the other party in accordance herewith.  All such notices and correspondence shall be effective when received.

                           SECTION   9.2.            Headings.  The headings in this Agreement are for purposes of reference only and shall not affect the meaning or construction of any provision of this Agreement.

                           SECTION  9.3.             Assignments.  The Borrower shall not have the right to assign any Note or this Agreement or any interest therein unless the Lender shall have given the Borrower prior written consent and the Borrower and its assignee shall have delivered assignment documentation in form and substance satisfactory to the Lender in its sole discretion.  The Lender may assign its rights and delegate its obligations under any Note or this Agreement.

                           SECTION  9.4.             Amendments, Waivers, and Consents.  Any amendment or waiver of any provision of this Agreement and any consent to any departure by the Borrower from any provision of this Agreement shall be effective only by a writing signed by the Lender and shall bind and benefit the Borrower and the Lender and their respective successors and assigns, subject, in the case of the Borrower, to the first sentence of Section 9.3.

                           SECTION  9.5.             Interpretation of Agreement.  Time is of the essence in each provision of this Agreement of which time is an element.  All terms not defined herein or in a Note shall have the meaning set forth in the applicable Code, except where the context otherwise requires.  To the extent a term or provision of this Agreement conflicts with any Note, or any term or provision thereof, and is not dealt with herein with more specificity, this Agreement shall control with respect to the subject matter of such term or provision.  Acceptance of or acquiescence in a course of performance rendered under this Agreement shall not be relevant in determining the meaning of this Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

                           SECTION  9.6.             Continuing Security Interest.  This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the indefeasible payment in full of the Obligations, (ii) be binding upon the Borrower and its successors and assigns and (iii) inure, together with the rights and remedies of the Lender hereunder, to the benefit of the Lender and its successors, transferees, and assigns.

                           SECTION  9.7.             Reinstatement.  To the extent permitted by law, this Agreement and the rights and powers granted to the Lender hereunder and under the Loan Documents shall continue to be effective or be reinstated if at any time any amount received by the Lender in respect of the Obligations is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation, or reorganization of the Borrower or upon the appointment of any receiver, intervenor, conservator, trustee, or similar official for the Borrower or any substantial part of its assets, or otherwise, all as though such payments had not been made.

                           SECTION  9.8.             Survival of Provisions.  All representations, warranties, and covenants of the Borrower contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the full and final payment and performance by the Borrower of the Obligations secured hereby.

                           SECTION  9.9.             Indemnification.  The Borrower agrees to indemnify and hold harmless the Lender and its directors, officers, agents, employees, and counsel from and against any and all costs, expenses, claims, or liability incurred by the Lender or such Person hereunder and under any other Loan Document or in connection herewith or therewith, unless such claim or liability shall be due to willful misconduct or gross negligence on the part of the Lender or such Person.

                           SECTION  9.10.           Counterparts; Telecopied Signatures.  This Agreement may be executed in counterparts, each of which when so executed and delivered shall be an original, but both of which shall together constitute one and the same instrument.  This Agreement and each of the other Loan Documents and any notices given in connection herewith or therewith may be executed and delivered by telecopier or other facsimile transmission all with the same force and effect as if the same was a fully executed and delivered original manual counterpart.

                           SECTION  9.11.           Severability.  In case any provision in or obligation under this Agreement or any Note or any other Loan Document shall be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                           SECTION  9.12.           Delays; Partial Exercise of Remedies.  No delay or omission of the Lender to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default.  No single or partial exercise by the Lender of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy.

                           SECTION  9.13.           Entire Agreement.  The Borrower and the Lender agree that this Agreement, the Schedule hereto, and the Commitment Letter are the complete and exclusive statement and agreement between the parties with respect to the subject matter hereof, superseding all proposals and prior agreements, oral or written, and all other communications between the parties with respect to the subject matter hereof.  Should there exist any inconsistency between the terms of the Commitment Letter and this Agreement, the terms of this Agreement shall prevail.

                           SECTION  9.14.           Setoff.  In addition to and not in limitation of all rights of offset that the Lender may have under Applicable Law, and whether or not the Lender has made any demand or the Obligations of the Borrower have matured, the Lender shall have the right to appropriate and apply to the payment of the Obligations of the Borrower all deposits and other obligations then or thereafter owing by the Lender to or for the credit or the account of the Borrower.

                           SECTION  9.15.           WAIVER OF JURY TRIAL.   THE BORROWER AND THE LENDER IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                           SECTION  9.16.           GOVERNING LAW.  THE VALIDITY, INTERPRETATION, AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

                           SECTION  9.17.           Venue; Service of Process.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS SITUATED IN COOK COUNTY, OR OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF ILLINOIS, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.  THE BORROWER HEREBY IRREVOCABLY WAIVES, IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING, (a) ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS AND (b) THE RIGHT TO INTERPOSE ANY NONCOMPULSORY SETOFF, COUNTERCLAIM, OR CROSS-CLAIM.  THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT THE ADDRESS FOR IT SPECIFIED IN SECTION 9.1 HEREOF.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION, SUBJECT IN EACH INSTANCE TO THE PROVISIONS HEREOF WITH RESPECT TO RIGHTS AND REMEDIES.

                           IN WITNESS WHEREOF, the undersigned Borrower has caused this Agreement to be duly executed and delivered by its proper and duly authorized officer as of the date first set forth above.

ELIGIX, INC.

By: /s/ Walter C. Ogier

Name: Walter C. Ogier
Title: President and C.E.O.
Federal Tax ID:

Accepted as of the
____ day of July, 1999

TRANSAMERICA BUSINESS CREDIT CORPORATION

By: /s/ Gary P. Moro
   Name: Gary P. Moro
   Title: Senior Vice President
             Credit

EXHIBIT A

May 5, 1999

Revised

Mr. Walter Ogier
President & CEO
Eligix, Inc.
200 Boston Avenue
Medford, MA  02139

Dear Walter:

Transamerica Business Credit Corporation – Technology Finance Division (“Lender”) is pleased to offer financing for the Equipment described in this letter to Eligix, Inc. (“Borrower”).  This Commitment supersedes all prior correspondence, proposals, and oral or other communications relating to financing arrangements between Borrower and Lender.

The outline of this offer is as follows:

Borrower:		Eligix, Inc.
Lender:		Transamerica Business Credit Corporation–Technology Finance Division
Equipment Cost:		Not to exceed $2,700,000 in the aggregate.
Equipment and Tenant Improvements:	Various laboratory, office and computer equipment and Tenant Improvements. Tenant Improvements are limited to $2,000,000. All Equipment and Tenant Improvements subject to Lender approval prior to funding.

Equipment Location:		Medford, Massachusetts
Collateral:	Lender will require a perfected first priority security interest in all equipment financed with the Loans, including but not limited to all additions, accessions, improvements, replacements and attachments thereto and proceeds (including insurance proceeds) thereof (the “Collateral”).

Anticipated Delivery:		2Q 1999
Negative Pledge:		Borrower will covenant that it will not in any manner encumber any of its intellectual property in connection with indebtedness, whether by liens, mortgages, security interests or otherwise.
Loan Term Commencement:	Upon delivery of the Equipment or Tenant Improvements or upon each completion of deliveries of items of Equipment or Tenant Improvements with aggregate cost of not less than $35,000, but no later than January 15, 2000.

Term:		From each Loan Term Commencement until 42 months from the first day of the month next following or coincident with that Loan Term Commencement.
Payment Terms:		Monthly Rent equal to 2.877% of Equipment and Tenant Improvement cost will be payable monthly in advance. The first month’s rent will be due in advance.
Lender reserves the right to increase the rate set forth above as of the date each Loan Term commences commensurate to the change in the weekly average of the interest rates of like term U.S. Treasury Securities (as published in the Wall Street Journal) from the week ending December 18, 1998 (4.38%) to the week preceding the commencement of that Loan Term. As of the date each Loan Term commences, the Monthly Payment will be fixed for that entire Loan Term. A schedule of the actual Monthly Payments will be provided by the Lender following commencement of each Loan Term.

Interim Rent:	Interim Rent will accrue from each Loan Term Commencement until the next following first day of a month (unless the Loan Term Commencement is on the first day of a month). Interim Rent will be at the daily equivalent of the currently adjusted Monthly or Quarterly Rent Payment.

Warrant Coverage:	As an inducement to the Lender to provide financing on the terms generally outlined herein, Borrower will grant to Lender Warrants to purchase 80,000 shares of the common stock of the Borrower at an exercise price per share equal to $1.50. The Warrants will be exercisable for 5 years from the date of issuance. The Lender will have the option to exercise the Warrants without payment of the exercise price and receive only that number of shares which represents the value of the difference between the fair market value of the shares and the exercise price (i.e., “net issuance” or “cashless exercise”). Lender may retain or transfer the Warrants or the shares issuable thereunder, in whole or in part, whether or not Lender sells its rights under any Loan and/or its ownership of equipment to another Lender.

Insurance:	Prior to any delivery of Equipment or Tenant Improvements, the Borrower will furnish confirmation of insurance acceptable to the Lender covering the Equipment and Tenant Improvements including primary, all risk, physical damage, property damage and bodily injury with appropriate loss payee endorsement in favor of the Lender.

Balloon Payment:		At the end of each Loan Term, the Borrower will be obligated to make one final Balloon Payment equal to $1.00, plus any other amounts then due and owing to Lender.
Additional Covenants:	There will be no actual or threatened conflict with, or violation of, any regulatory statute, standard or rule relating to the Borrower, its present or future operations, the Equipment, or Tenant Improvements.

All information supplied by the Borrower or any Guarantor will be correct and will not omit any statement necessary to make the information supplied not be misleading. There will be no material breach of the representations and warranties of the Borrower in the Loan or of the Guarantors in the guarantees. The representations will include that the Equipment and Tenant Improvement Cost of each item of the Equipment and Tenant Improvement does not exceed the fair and usual price for like quantity purchased of such item and reflects all discounts, rebates and allowances for the Equipment and Tenant Improvements given to Borrower, any Guarantor or any affiliate of Borrower or any Guarantor by the manufacturer, supplier or anyone else including, without limitation, discounts for advertising, prompt payment, testing or other services.

Conditions Precedent to Lending:		Each Loan will be subject to the following:
1.	No material adverse change in the financial condition, operations or prospects of the Borrower prior to funding. The Lender reserves the right to rescind any unused portion of its commitment in the event of a material adverse change in the financial condition, operation or prospects of the Borrower.

	2.	Completion of the documentation and final terms of the proposed financing satisfactory to Lender and Lender’s counsel.
	3.	Results of all due diligence, including lien, judgment and tax search and other matters Lender may request shall be satisfactory to Lender and Lender’s counsel.
	4.	Receipt by Lender of duly executed loan documentation in form and substance satisfactory to Lender and its counsel.
5.	Lender shall receive a valid and perfected first priority lien and security interest in the Equipment and Lender shall have received satisfactory evidence that there are no liens on the Equipment except as expressly permitted herein.

	6.	Subject to satisfactory review by Lender’s scientific advisory board.
	7.	Subject to satisfactory review of Beckman Coulter license agreement and Beckman Coulter due diligence call.
Fees and Expenses:	The Borrower will be responsible for the Lender’s reasonable expenses in connection with the transaction.
Law:	This letter and the proposed Loan are intended to be governed by and construed in accordance with Illinois law without regard to its conflict of law provisions.
Indemnity:	Borrower agrees to indemnify and to hold harmless Lender, and its officers, directors and employees against all claims, damages, liabilities and expenses which may be incurred by or asserted against any such person in connection with or arising out of this letter and the transactions contemplated hereby, other than claims, damages, liability, and expense resulting from such person’s gross negligence or willful misconduct.

Confidentiality:	This letter is delivered to you with the understanding that neither it nor its substance shall be disclosed publicly or privately to any third person except those who are in a confidential relationship to you (such as your legal counsel and accountants), or where the same is required by law and then only on the basis that it not be further disclosed, which conditions Borrower and its agent agree to be bound by upon acceptance of this letter.

Without limiting the generality of the foregoing, none of such persons shall use or refer to Lender or to any affiliate name in any disclosures made in connection with any of the transactions without Lender’s prior written consent.

Upon completion of the initial takedown by Borrower, the Borrower will no longer be required to obtain Lender’s prior written consent to disclose the transaction contemplated hereby. In addition, the Borrower agrees to provide camera ready artwork of typestyles and logos of the Borrower for use in promotional material by the Lender.

Conditions of Acceptance:	This Commitment Letter is intended to be a summary of the most important elements of the agreement to enter into a loan transaction with Borrower, and it is subject to all requirements and conditions contained in Loan documentation proposed by Lender or its counsel in the course of closing the Loans described herein. Not every provision that imposes duties, obligations, burdens, or limitations on Borrower is contained herein, but shall be contained in the final Loan documentation satisfactory to Lender and its counsel.

EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATED TO THIS LETTER OR THE TRANSACTION DESCRIBED IN THIS LETTER.

Application Fee:	The $5,000 Application Fee previously paid by the Borrower will be first applied to the reasonable costs and expenses of the Lender in connection with the transaction, and any remainder shall be applied pro rata (based on the amount of each funding to the total amount of this commitment) to the second month’s payment due under the Loan.

Commitment Expiration:	This commitment shall expire on May 12, 1999 unless prior thereto either extended in writing by the Lender or accepted as provided below by the Borrower.

Should you have any questions, please call me.  If you wish to accept this Commitment, please so indicate by signing and returning the enclosed duplicate copy of this letter to me by May 12, 1999.

Yours truly,
TRANSAMERICA BUSINESS CREDIT CORP – TECHNOLOGY FINANCE DIVISION
By:	/s/ Gary P. Moro Gary P. Moro
Vice President

Accepted this 11th day of May, 1999.

ELIGIX, INC.

By:	/s/ Walter C. Ogier

Name:	Walter C. Ogier
Title:	President and CEO

FORM OF STOCK SUBSCRIPTION WARRANT

TO PURCHASE COMMON STOCK

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

No.
STOCK SUBSCRIPTION WARRANT

To Purchase Common Stock of

ELIGIX, INC. (the "Company")

DATE OF INITIAL ISSUANCE:  June __, 1999

             THIS CERTIFIES THAT for value received, TBCC FUNDING TRUST II or its registered assigns (hereinafter called the "Holder") is entitled to purchase from the Company, at any time during the Term of this Warrant, Eighty Thousand (80,000) shares of common stock, $0.01 par value, of the Company (the "Common Stock"), at the Warrant Price, payable as provided herein.  The exercise of this Warrant shall be subject to the provisions, limitations and restrictions herein contained, and may be exercised in whole or in part.

SECTION 1.  Definitions.

             For all purposes of this Warrant, the following terms shall have the meanings indicated:

             Common Stock - shall mean and include the Company's authorized Common Stock, $0.01 par value, as constituted at the date hereof.

             Exchange Act - shall mean the Securities Exchange Act of 1934, as amended from time to time.

             Securities Act - the Securities Act of 1933, as amended.

             Term of this Warrant - shall mean the period beginning on the date of initial issuance hereof and ending on June __, 2004.

             Warrant Price - $1.50 per share, subject to adjustment in accordance with Section 5 hereof.

             Warrants - this Warrant and any other Warrant or Warrants issued in connection with a Commitment Letter dated May 5, 1999 executed by the Company and Transamerica Business Credit Corporation (the "Commitment Letter") to the original holder of this Warrant, or any transferees from such original holder or this Holder.

             Warrant Shares - shares of Common Stock purchased or purchasable by the Holder of this Warrant upon the exercise hereof.

SECTION 2.  Exercise of Warrant.

             2.1.       Procedure for Exercise of Warrant.  To exercise this Warrant in whole or in part (but not as to any fractional share of Common Stock), the Holder shall deliver to the Company at its office referred to in Section 12 hereof at any time and from time to time during the Term of this Warrant:  (i) the Notice of Exercise in the form attached hereto, (ii) cash, certified or official bank check payable to the order of the Company, wire transfer of funds to the Company's account, or evidence of any indebtedness of the Company to the Holder (or any combination of any of the foregoing) in the amount of the Warrant Price for each share being purchased, and (iii) this Warrant.  Notwithstanding any provisions herein to the contrary, if the Current Market Price (as defined in Section 5) is greater than the Warrant Price (at the date of calculation, as set forth below), in lieu of exercising this Warrant as hereinabove permitted, the Holder may elect to receive shares of Common Stock equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the office of the Company referred to in Section 12 hereof, together with the Notice of Exercise, in which event the Company shall issue to the Holder that number of shares of Common Stock computed using the following formula:

CS = WCS x (CMP-WP)
CMP

Where

CS	equals the number of shares of Common Stock to be issued to the Holder

WCS	equals the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

CMP	equals the Current Market Price (at the date of such calculation)

WP	equals the Warrant Price (as adjusted to the date of such calculation)

In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the shares of Common Stock so purchased, registered in the name of the Holder or such other name or names as may be designated by the Holder, shall be delivered to the Holder hereof within a reasonable time, not exceeding fifteen (15) days, after the rights represented by this Warrant shall have been so exercised; and, unless this Warrant has expired, a new Warrant representing the number of shares (except a remaining fractional share), if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder hereof within such time.  The person in whose name any certificate for shares of Common Stock is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Price and any applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

             2.2.       Transfer Restriction Legend.  Each certificate for Warrant Shares shall bear the following legend (and any additional legend required by (i) any applicable state securities laws and (ii) any securities exchange upon which such Warrant Shares may, at the time of such exercise, be listed) on the face thereof unless at the time of exercise such Warrant Shares shall be registered under the Securities Act:

"The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act."

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution under a registration statement of the securities represented thereby) shall also bear such legend unless, in the opinion of counsel for the holder thereof (which counsel shall be reasonably satisfactory to counsel for the Company) the securities represented thereby are not, at such time, required by law to bear such legend.

SECTION 3.  Covenants as to Common Stock.  The Company covenants and agrees that all shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof.  The Company further covenants and agrees that it will pay when due and payable any and all federal and state taxes which may be payable in respect of the issue of this Warrant or any Common Stock or certificates therefor issuable upon the exercise of this Warrant.  The Company further covenants and agrees that the Company will at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.  The Company further covenants and agrees that if any shares of capital stock to be reserved for the purpose of the issuance of shares upon the exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued or delivered upon exercise, then the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.  If and so long as the Common Stock issuable upon the exercise of this Warrant is listed on any national securities exchange, the Company will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such Common Stock issuable upon exercise of this Warrant.

SECTION 4.  Adjustment of Number of Shares.  Upon each adjustment of the Warrant Price as provided in Section 5, the Holder shall thereafter be entitled to purchase, at the Warrant Price resulting from such adjustment, the number of shares (calculated to the nearest tenth of a share) obtained by multiplying the Warrant Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Warrant Price resulting from such adjustment.

SECTION 5.  Adjustment of Warrant Price.  The Warrant Price shall be subject to adjustment from time to time as follows:

             (i)          If, at any time during the Term of this Warrant, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Warrant Price shall be appropriately decreased so that the number of shares of Common Stock issuable upon the exercise hereof shall be increased in proportion to such increase in outstanding shares.

             (ii)         If, at any time during the Term of this Warrant, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Warrant Price shall appropriately increase so that the number of shares of Common Stock issuable upon the exercise hereof shall be decreased in proportion to such decrease in outstanding shares.

             (iii)        In case, at any time during the Term of this Warrant, the Company shall declare a cash dividend upon its Common Stock payable otherwise than out of earnings or earned surplus or shall distribute to holders of its Common Stock shares of its capital stock (other than Common Stock), stock or other securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends and distributions) or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the Company convertible into or exchangeable for Common Stock), then, in each such case, immediately following the record date fixed for the determination of the holders of Common Stock entitled to receive such dividend or distribution, the Warrant Price in effect thereafter shall be determined by multiplying the Warrant Price in effect immediately prior to such record date by a fraction of which the numerator shall be an amount equal to the difference of (x) the Current Market Price of one share of Common Stock minus (y) the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the stock, securities, evidences of indebtedness, assets, options or rights so distributed in respect of one share of Common Stock, and of which the denominator shall be such Current Market Price.

             (iv)       All calculations under this Section 5 shall be made to the nearest cent or to the nearest one-tenth (1/10) of a share, as the case may be.

             (v)        For the purpose of any computation pursuant to this Section 5, the Current Market Price at any date of one share of Common Stock shall be deemed to be the average of the daily closing prices for the 15 consecutive business days ending on the last business day before the day in question (as adjusted for any stock dividend, split, combination or reclassification that took effect during such 15 business day period).  The closing price for each day shall be the last reported sales price regular way or, in case no such reported sales took place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or as reported by Nasdaq (or if the Common Stock is not at the time listed or admitted for trading on any such exchange or if prices of the Common Stock are not reported by Nasdaq then such price shall be equal to the average of the last reported bid and asked prices on such day as reported by The National Quotation Bureau Incorporated or any similar reputable quotation and reporting service, if such quotation is not reported by The National Quotation Bureau Incorporated); provided, however, that if the Common Stock is not traded in such manner that the quotations referred to in this clause (v) are available for the period required hereunder, the Current Market Price shall be determined in good faith by the Board of Directors of the Company or, if such determination cannot be made, by a nationally recognized independent investment banking firm selected by the Board of Directors of the Company (or if such selection cannot be made, by a nationally recognized independent investment banking firm selected by the American Arbitration Association in accordance with its rules).

             (vi)       Whenever the Warrant Price shall be adjusted as provided in Section 5, the Company shall prepare a statement showing the facts requiring such adjustment and the Warrant Price that shall be in effect after such adjustment.  The Company shall cause a copy of such statement to be sent by mail, first class postage prepaid, to each Holder of this Warrant at its, his or her address appearing on the Company's records.  Where appropriate, such copy may be given in advance and may be included as part of the notice required to be mailed under the provisions of subsection (viii) of this Section 5.

             (vii)      Adjustments made pursuant to clauses (i), (ii) and (iii) above shall be made on the date such dividend, subdivision, split-up, combination or distribution, as the case may be, is made, and shall become effective at the opening of business on the business day next following the record date for the determination of stockholders entitled to such dividend, subdivision, split-up, combination or distribution.

             (viii)     In the event the Company shall propose to take any action of the types described in clauses (i), (ii), or (iii) of this Section 5, the Company shall forward, at the same time and in the same manner, to the Holder of this Warrant such notice, if any, which the Company shall give to the holders of capital stock of the Company.

             (ix)        In any case in which the provisions of this Section 5 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event issuing to the Holder of all or any part of this Warrant which is exercised after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such exercise before giving effect to such adjustment exercise; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

SECTION 6.  Ownership.

             6.1.       Ownership of This Warrant.  The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary until presentation of this Warrant for registration of transfer as provided in this Section 6.

             6.2.       Transfer and Replacement.  This Warrant and all rights hereunder are transferable in whole or in part upon the books of the Company by the Holder hereof in person or by duly authorized attorney, and a new Warrant or Warrants, of the same tenor as this Warrant but registered in the name of the transferee or transferees (and in the name of the Holder, if a partial transfer is effected) shall be made and delivered by the Company upon surrender of this Warrant duly endorsed, at the office of the Company referred to in Section 12 hereof.  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction, and, in such case, of indemnity or security reasonably satisfactory to it, and upon surrender of this Warrant if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant; provided that if the Holder hereof is an instrumentality of a state or local government or an institutional holder or a nominee for such an instrumentality or institutional holder an irrevocable agreement of indemnity by such Holder shall be sufficient for all purposes of this Section 6, and no evidence of loss or theft or destruction shall be necessary.  This Warrant shall be promptly cancelled by the Company upon the surrender hereof in connection with any transfer or replacement.  Except as otherwise provided above, in the case of the loss, theft or destruction of a Warrant, the Company shall pay all expenses, taxes and other charges payable in connection with any transfer or replacement of this Warrant, other than stock transfer taxes (if any) payable in connection with a transfer of this Warrant, which shall be payable by the Holder.  Holder will not transfer this Warrant and the rights hereunder except in compliance with federal and state securities laws.

SECTION 7.  Mergers, Consolidation, Sales.  In the case of any proposed consolidation or merger of the Company with another entity, or the proposed sale of all or substantially all of its assets to another person or entity, or any proposed reorganization or reclassification of the capital stock of the Company, then, as a condition of such consolidation, merger, sale, reorganization or reclassification, lawful and adequate provision shall be made whereby the Holder of this Warrant shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein, in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable hereunder, such shares of stock, securities or assets as may (by virtue of such consolidation, merger, sale, reorganization or reclassification) be issued or payable with respect to or in exchange for the number of shares of such Common Stock purchasable hereunder immediately before such consolidation, merger, sale, reorganization or reclassification.  In any such case appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof shall thereafter be applicable as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of this Warrant.

SECTION 8.  Notice of Dissolution or Liquidation.  In case of any distribution of the assets of the Company in dissolution or liquidation (except under circumstances when the foregoing Section 7 shall be applicable), the Company shall give notice thereof to the Holder hereof and shall make no distribution to shareholders until the expiration of thirty (30) days from the date of mailing of the aforesaid notice and, in any case, the Holder hereof may exercise this Warrant within thirty (30) days from the date of the giving of such notice, and all rights herein granted not so exercised within such thirty-day period shall thereafter become null and void.

SECTION 9.  Notice of Extraordinary Dividends.  If the Board of Directors of the Company shall declare any dividend or other distribution on its Common Stock except out of earned surplus or by way of a stock dividend payable in shares of its Common Stock, the Company shall mail notice thereof to the Holder hereof not less than thirty (30) days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution, and the Holder hereof shall not participate in such dividend or other distribution unless this Warrant is exercised prior to such record date.  The provisions of this Section 9 shall not apply to distributions made in connection with transactions covered by Section 7.

SECTION 10.  Fractional Shares.  Fractional shares shall not be issued upon the exercise of this Warrant but in any case where the Holder would, except for the provisions of this Section 10, be entitled under the terms hereof to receive a fractional share upon the complete exercise of this Warrant, the Company shall, upon the exercise of this Warrant for the largest number of whole shares then called for, pay a sum in cash equal to the excess of the value of such fractional share (determined in such reasonable manner as may be prescribed in good faith by the Board of Directors of the Company) over the Warrant Price for such fractional share.

SECTION 11.  Special Arrangements of the Company.  The Company covenants and agrees that during the Term of this Warrant, unless otherwise approved by the Holder of this Warrant:

             11.1.    Will Reserve Shares.  The Company will reserve and set apart and have available for issuance at all times, free from preemptive or other preferential rights, the number of shares of authorized but unissued Common Stock deliverable upon the exercise of this Warrant.

             11.2.    Will Not Amend Certificate.  The Company will not amend its Certificate of Incorporation to eliminate as an authorized class of capital stock that class denominated as "Common Stock" on the date hereof.

             11.3.    Will Bind Successors.  This Warrant shall be binding upon any corporation or other person or entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

SECTION 12.  Notices.  Any notice or other document required or permitted to be given or delivered to the Holder shall be delivered at, or sent by certified or registered mail to, the Holder at Transamerica Technology Finance Division, 76 Batterson Park Road, Farmington, Connecticut 06032, Attention: Assistant Vice President, Lease Administration, with a copy to the Lender at Riverway II, West Office Tower, 9399 West Higgins Road, Rosemont, Illinois 60018, Attention:  Legal Department or to such other address as shall have been furnished to the Company in writing by the Holder.  Any notice or other document required or permitted to be given or delivered to the Company shall be delivered at, or sent by certified or registered mail to, the Company at 200 Boston Avenue, Medford, Massachusetts, 02139, Attention:  President and Chief Financial Officer or to such other address as shall have been furnished in writing to the Holder by the Company.  Any notice so addressed and mailed by registered or certified mail shall be deemed to be given when so mailed.  Any notice so addressed and otherwise delivered shall be deemed to be given when actually received by the addressee.

SECTION 13.  No Rights as Stockholder; Limitation of Liability.  This Warrant shall not entitle the Holder to any of the rights of a shareholder of the Company except upon exercise in accordance with the terms hereof.  No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Warrant Price hereunder or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

SECTION 14.  Law Governing.  THE VALIDITY, INTERPRETATION, AND ENFORCEMENT OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

SECTION 15.  Miscellaneous.  This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by both parties (or any respective predecessor in interest thereof).  The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

             IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer this ________ day of _________, 1999.

ELIGIX, INC.

[CORPORATE SEAL]

By:

Title:

FORM OF NOTICE OF EXERCISE

[To be signed only upon exercise of the Warrant]

TO BE EXECUTED BY THE REGISTERED HOLDER
TO EXERCISE THE WITHIN WARRANT

             The undersigned hereby exercises the right to purchase _________ shares of Common Stock which the undersigned is entitled to purchase by the terms of the within Warrant according to the conditions thereof, and herewith

[check one]

☐	makes payment of $_________ therefor; or

☐	directs the Company to issue ________ shares, and to withhold _____ shares in lieu of payment of the Warrant Price, as described in Section 2.1 of the Warrant.

All shares to be issued pursuant hereto shall be issued in the name of and the initial address of such person to be entered on the books of the Company shall be:

             The shares are to be issued in certificates of the following denominations:

[Type Name of Holder]

By:

Title:

Dated:

FORM OF ASSIGNMENT
(ENTIRE)

[To be signed only upon transfer of entire Warrant]

TO BE EXECUTED BY THE REGISTERED HOLDER
TO TRANSFER THE WITHIN WARRANT

             FOR VALUE RECEIVED ____________________ hereby sells, assigns and transfers unto ________________ all rights of the undersigned under and pursuant to the within Warrant, and the undersigned does hereby irrevocably constitute and appoint _______________________ Attorney to transfer the said Warrant on the books of the Company, with full power of substitution.

[Type Name of Holder]

By:

Title:

Dated:

NOTICE

             The signature to the foregoing Assignment must correspond to the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

FORM OF ASSIGNMENT
(PARTIAL)

[To be signed only upon partial transfer of Warrant]

TO BE EXECUTED BY THE REGISTERED HOLDER
TO TRANSFER THE WITHIN WARRANT

             FOR VALUE RECEIVED ____________________ hereby sells, assigns and transfers unto ___________________ (i) the rights of the undersigned to purchase ________ shares of Common Stock under and pursuant to the within Warrant, and (ii) on a non-exclusive basis, all other rights of the undersigned under and pursuant to the within Warrant, it being understood that the undersigned shall retain, severally (and not jointly) with the transferee(s) named herein, all rights assigned on such non-exclusive basis.  The undersigned does hereby irrevocably constitute and appoint ______________________________ Attorney to transfer the said Warrant on the books of the Company, with full power of substitution.

[Type Name of Holder]

By:

Title:

Dated:

NOTICE

             The signature to the foregoing Assignment must correspond to the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

PROMISSORY NOTE
1283-001

Date: August 9, 1999

FOR VALUE RECEIVED, the undersigned promises to pay to the order of Transamerica Business Credit Corporation or its assigns (the "Payee") at its office located at Riverway II, West Office Tower, 9399 West Higgins Road, Rosemont, Illinois 60018, or at such other place as the Payee or the holder hereof may designate in writing, the principal amount of Two Million Three Hundred Seven Thousand Four Hundred Thirty Six and 46/100 Dollars ($2,307,436.46) received by the undersigned, plus interest, in lawful money of the United States and in immediately available funds. This Note shall be payable commencing with a first installment of One Hundred Eighteen Thousand Fifty Nine and 15/100 Dollars ($118,059.15) payable on the date hereof and thereafter in 41 consecutive equal monthly installments of Sixty Seven Thousand Seven Hundred Seventy Four Dollars ($67,774.25) commencing October 1, 1999 and a final installment payable on February 1, 2003 for the unpaid balance of the Note. No amount of principal paid or prepaid hereunder may be reborrowed.

This Note is one of the Notes referred to in the Master Loan and Security Agreement dated as of July 30, 1999 (as amended, supplemented or otherwise modified from time to time, the "Agreement"), between the undersigned and the Payee and is subject and entitled to all provisions and benefits thereof. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

If any installment of this Note is not paid within five days after its due date, the undersigned agrees to pay on demand, in addition to the amount of such installment, an amount equal to 5% of such installment, but only to the extent permitted by Applicable Law.

The undersigned shall have the right to prepay this Note at any time on or after October l, 2000, on thirty days' prior written notice to the Payee. On the date of any such prepayment, the undersigned shall pay an amount equal to the present value of the remaining payments (principal and interest) due hereunder discounted at 8% simple interest, per annum, together with all interest, fees and other amounts payable on the amount so prepaid or in connection therewith to the date of such prepayment. Any prepayments shall be applied to the installments hereof in the inverse order of maturity.

Upon the maturity of this Note, the entire unpaid principal amount on this Note, together with all interest, fees and other amounts payable hereon or in connection herewith, shall be immediately due and payable without further notice or demand, with interest on all such amounts at a rate not to exceed the lawful limit, from the date of such maturity or acceleration, as the case may be, until all such amounts have been paid. Upon default or the acceleration of the maturity of this Note in accordance with the terms of the Agreement, the entire unpaid principal amount on this Note, together with all interest, fees, prepayment fees and charges in an amount equal to the present value of the remaining payments (principal and interest) due hereunder discounted at 8% simple interest per annum and other amounts payable hereon or in connection herewith, shall be immediately due and payable without further notice or demand, with interest on all such amounts at a rate not to exceed the lawful limit, from the date of such maturity, default or acceleration, as the case may be, until all such amounts have been paid.

If any payment on this Note becomes payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day.

The undersigned hereby waives diligence, demand, presentment, protest and notice of any kind, and assents to extensions of the time of payment, release, surrender or substitution of security, or forbearance or other indulgence, without notice.  The undersigned agrees to pay all amounts under this Note without offset, deduction, claim, counterclaim, defense or recoupment, all of which are hereby waived.

The Payee, the undersigned and any other parties to the Loan Documents intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by Applicable Law from time to time in effect. Neither the undersigned nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under Applicable Law from time to time in effect, and the provisions of this paragraph shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. The Payee expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) the Payee or any other holder of any or all of the Obligations shall otherwise collect amounts which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by Applicable Law then in effect, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at the Payee's or such holder's option, promptly returned to the undersigned upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under Applicable Law, the Payee and the undersigned (and any other payors thereof) shall to the greatest extent permitted under Applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest through the entire contemplated term of this Note in accordance with the amount outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under Applicable Law in order to lawfully charge the maximum amount of interest permitted under Applicable Law.

This Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the undersigned and the Payee or any holder hereof.

The undersigned shall, upon demand, pay to the Payee all reasonable costs and expenses incurred by the Payee (including the fees and disbursements of counsel and other professionals) in connection with the preparation, execution and delivery of this Note and all other Loan Documents, and in connection with the administration, modification and amendment of the Loan Documents, and pay to the Payee all costs and expenses (including the fees and disbursements of counsel and other professionals) paid or incurred by the Payee in (A) enforcing or defending its rights under or in respect of this Note or any of the other Loan Documents, (B) collecting any of the liabilities by the undersigned to the Payee or otherwise administering the Loan Documents, (C) foreclosing or otherwise collecting upon any collateral and (D) obtaining any legal, accounting or other advice in connection with any of the foregoing.

This Note shall be binding upon the successors and assigns of the undersigned and inure to the benefit of the Payee and its successors, endorsees and assigns. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

EACH OF THE UNDERSIGNED AND, BY ITS ACCEPTANCE HEREOF, THE PAYEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS NOTE AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

ELIGIX, INC.

By:	/s/ Walter C. Ogier

Name: Walter C. Ogier
Title: President & CEO

PROMISSORY NOTE
1283-002

Date: December 29, 1999

FOR VALUE RECEIVED, the undersigned promises to pay to the order of Transamerica Business Credit Corporation or its assigns (the "Payee") at its office located at Riverway II, West Office Tower, 9399 West Higgins Road, Rosemont, Illinois 60018, or at such other place as the Payee or the holder hereof may designate in writing, the principal amount of Two Hundred Sixty Seven Thousand Nine Hundred Forty and 52/100 Dollars ($267,940.52) received by the undersigned, plus interest, in lawful money of the United States and in immediately available funds.  This Note shall be payable commencing with a first installment of Seven Thousand Nine Hundred Twenty Two and 92/100 Dollars ($7,922.92) payable on the date hereof and thereafter in 41 consecutive equal monthly installments of Seven Thousand Nine Hundred Twenty Two and 92/100 Dollars ($7,922.92) commencing February 1, 2000 and a final installment payable on July 1, 2003 in the amount of One Dollar ($1.00), together with the remaining unpaid balance of the Note.  No amount of principal paid or prepaid hereunder may be reborrowed.

This Note is one of the Notes referred to in the Master Loan and Security Agreement dated as of July 30, 1999 (as amended, supplemented or otherwise modified from time to time, the "Agreement"), between the undersigned and the Payee and is subject and entitled to all provisions and benefits thereof.  Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

If any installment of this Note is not paid within five days after its due date, the undersigned agrees to pay on demand, in addition to the amount of such installment, an amount equal to 5% of such installment, but only to the extent permitted by Applicable Law.

The undersigned shall have the right to prepay this Note at any time on or after February 1, 2001, on thirty days' prior written notice to the Payee.  On the date of any such prepayment, the undersigned shall pay an amount equal to the present value of the remaining payments (principal and interest) due hereunder discounted at 8% simple interest per annum, together with all interest, fees and other amounts payable on the amount so prepaid or in connection therewith to the date of such prepayment.  Any prepayments shall be applied to the installments hereof in the inverse order of maturity.

Upon the maturity of this Note, the entire unpaid principal amount on this Note, together with all interest, fees and other amounts payable hereon or in connection herewith, shall be immediately due and  payable without further notice or demand, with interest on all such amounts at a rate not to exceed the lawful limit, from the date of such maturity or acceleration, as the case may be, until all such amounts have been paid.  Upon default or the acceleration of the maturity of this Note in accordance with the terms of the Agreement, the entire unpaid principal amount on this Note, together with all interest, fees, prepayment fees and charges in an amount equal to the present value of the remaining payments (principal and interest) due hereunder discounted at 8% simple interest per annum and other amounts payable hereon or in connection herewith, shall be immediately due and payable without further notice or demand, with interest on all such amounts at a rate not to exceed the lawful limit, from the date of such maturity, default or acceleration, as the case may be, until all such amounts have been paid.

If any payment on this Note becomes payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day.

The undersigned hereby waives diligence, demand, presentment, protest and notice of any kind, and assents to extensions of the time of payment, release, surrender or substitution of security, or forbearance or other indulgence, without notice.  The undersigned agrees to pay all amounts under this Note without offset, deduction, claim, counterclaim, defense or recoupment, all of which are hereby waived.

The Payee, the undersigned and any other parties to the Loan Documents intend to contract in strict compliance with applicable usury law from time to time in effect.  In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by Applicable Law from time to time in effect.  Neither the undersigned nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under Applicable Law from time to time in effect, and the provisions of this paragraph shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith.  The Payee expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated.  If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) the Payee or any other holder of any or all of the Obligations shall otherwise collect amounts which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by Applicable Law then in effect, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at the Payee's or such holder's option, promptly returned to the undersigned upon such determination.  In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under Applicable Law, the Payee and the undersigned (and any other payors thereof) shall to the greatest extent permitted under Applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest through the entire contemplated term of this Note in accordance with the amount outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under Applicable Law in order to lawfully charge the maximum amount of interest permitted under Applicable Law.

This Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the undersigned and the Payee or any holder hereof.

The undersigned shall, upon demand, pay to the Payee all reasonable costs and expenses incurred by the Payee (including the fees and disbursements of counsel and other professionals) in connection with the preparation, execution and delivery of this Note and all other Loan Documents, and in connection with the administration, modification and amendment of the Loan Documents, and pay to the Payee all costs and expenses (including the fees and disbursements of counsel and other professionals) paid or incurred by the Payee in (A) enforcing or defending its rights under or in respect of this Note or any of the other Loan Documents, (B) collecting any of the liabilities by the undersigned to the Payee or otherwise administering the Loan Documents, (C) foreclosing or otherwise collecting upon any collateral and (D) obtaining any legal, accounting or other advice in connection with any of the foregoing.

This Note shall be binding upon the successors and assigns of the undersigned and inure to the benefit of the Payee and its successors, endorsees and assigns.  If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

EACH OF THE UNDERSIGNED AND, BY ITS ACCEPTANCE HEREOF, THE PAYEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS NOTE AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

ELIGIX, INC.

By:	/s/ Walter C. Ogier

Name: Walter C. Ogier
Title: President & CEO

PROMISSORY NOTE
1283-003

Date: January 31, 2000

FOR VALUE RECEIVED, the undersigned promises to pay to the order of Transamerica Business Credit Corporation or its assigns (the "Payee") at its office located at Riverway II, West Office Tower, 9399 West Higgins Road, Rosemont, Illinois 60018, or at such other place as the Payee or the holder hereof may designate in writing, the principal amount of One Hundred Sixteen Thousand Twenty Three and 90/100 Dollars ($116,023.90) received by the undersigned, plus interest, in lawful money of the United States and in immediately available funds.  This Note shall be payable commencing with a first installment of Three Thousand Four Hundred Fifty Five and 41/100 Dollars ($3,455.41) payable on the date hereof and thereafter in 41 consecutive equal monthly installments of Three Thousand Four Hundred Fifty Five and 41/100 Dollars ($3,455.41) commencing March 1, 2000 and a final installment payable on August 1, 2003 in the amount of One Dollar ($1.00), together with the remaining unpaid balance of the Note.  No amount of principal paid or prepaid hereunder may be reborrowed.

This Note is one of the Notes referred to in the Master Loan and Security Agreement dated as of July 30, 1999 (as amended, supplemented or otherwise modified from time to time, the "Agreement"), between the undersigned and the Payee and is subject and entitled to all provisions and benefits thereof.  Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

If any installment of this Note is not paid within five days after its due date, the undersigned agrees to pay on demand, in addition to the amount of such installment, an amount equal to 5% of such installment, but only to the extent permitted by Applicable Law.

The undersigned shall have the right to prepay this Note at any time on or after March 1, 2001, on thirty days' prior written notice to the Payee.  On the date of any such prepayment, the undersigned shall pay an amount equal to the present value of the remaining payments (principal and interest) due hereunder discounted at 8% simple interest per annum, together with all interest, fees and other amounts payable on the amount so prepaid or in connection therewith to the date of such prepayment.  Any prepayments shall be applied to the installments hereof in the inverse order of maturity.

Upon the maturity of this Note, the entire unpaid principal amount on this Note, together with all interest, fees and other amounts payable hereon or in connection herewith, shall be immediately due and payable without further notice or demand, with interest on all such amounts at a rate not to exceed the lawful limit, from the date of such maturity or acceleration, as the case may be, until all such amounts have been paid.  Upon default or the acceleration of the maturity of this Note in accordance with the terms of the Agreement, the entire unpaid principal amount on this Note, together with all interest, fees, prepayment fees and charges in an amount equal to the present value of the remaining payments (principal and interest) due hereunder discounted at 8% simple interest per annum and other amounts payable hereon or in connection herewith, shall be immediately due and payable without further notice or demand, with interest on all such amounts at a rate not to exceed the lawful limit, from the date of such maturity, default or acceleration, as the case may be, until all such amounts have been paid.

If any payment on this Note becomes payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day.

The undersigned hereby waives diligence, demand, presentment, protest and notice of any kind, and assents to extensions of the time of payment, release, surrender or substitution of security, or forbearance or other indulgence, without notice.  The undersigned agrees to pay all amounts under this Note without offset, deduction, claim, counterclaim, defense or recoupment, all of which are hereby waived.

  The Payee, the undersigned and any other parties to the Loan Documents intend to contract in strict compliance with applicable usury law from time to time in effect.  In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by Applicable Law from time to time in effect.  Neither the undersigned nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under Applicable Law from time to time in effect, and the provisions of this paragraph shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith.  The Payee expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated.  If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) the Payee or any other holder of any or all of the Obligations shall otherwise collect amounts which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by Applicable Law then in effect, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at the Payee's or such holder’s option, promptly returned to the undersigned upon such determination.  In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under Applicable Law, the Payee and the undersigned (and any other payors thereof) shall to the greatest extent permitted under Applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest through the entire contemplated term of this Note in accordance with the amount outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under Applicable Law in order to lawfully charge the maximum amount of interest permitted under Applicable Law.

This Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the undersigned and the Payee or any holder hereof.

The undersigned shall, upon demand, pay the Payee all reasonable costs and expenses incurred by the Payee (including the fees and disbursements of counsel and other professionals) in connection with the preparation, execution and delivery of this Note and all other Loan Documents, and in connection with the administration, modification and amendment of the Loan Documents, and pay to the Payee all costs and expenses (including the fees and disbursements of counsel and other professionals) paid or incurred by the Payee in (A) enforcing or defending its rights under or in respect of this Note or any of the other Loan Documents, (B) collecting any of the liabilities by the undersigned to the Payee or otherwise administering the Loan Documents, (C) foreclosing or otherwise collecting upon any collateral and (D) obtaining any legal, accounting or other advice in connection with any of the foregoing.

This Note shall be binding upon the successors and assigns of the undersigned and inure to the benefit of the Payee and its successors, endorsees and assigns.  If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

EACH OF THE UNDERSIGNED AND, BY ITS ACCEPTANCE HEREOF, THE PAYEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS NOTE AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW

ELIGIX, INC.

By:	/s/ Walter C. Ogier

Name: Walter C. Ogier
Title: President & CEO